EXHIBIT 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT

Dated as of December 22, 2006

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among HARSCO CORPORATION, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”), THE ROYAL BANK OF SCOTLAND PLC, as syndication agent, and CITICORP NORTH AMERICA, INC., as administrative agent.

PRELIMINARY STATEMENTS:

(1) The Borrower, CNAI and RBS have entered into a 364-Day Credit Agreement dated as of December 23, 2005 (the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, CNAI and RBS have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 1 is amended by deleting the phrase “in an aggregate principal amount at any time outstanding for both of CNAI and RBS not to exceed $100,000,000” and substituting therefor the phrase “in an aggregate principal amount at any time outstanding for both of CNAI and RBS not to exceed $100,000,000, as such amount may be increased pursuant to Section 1(j)”.

(b) The first sentence of Section 1(c) is amended by deleting the date “December 22, 2006” and substituting therefor the date “December 21, 2007”.

(c) The second sentence of Section 1(c) is amended in full to read as follows:

Upon (i) the issuance by the Borrower or any of its Subsidiaries of (A) any equity security in the capital markets or (B) any debt security in the capital markets with a maturity in excess of one year or (ii) any sale, lease, transfer or other disposition of any asset of the Borrower or any of its Subsidiaries (other than sales of inventory in the ordinary course of business and other asset sales for which the cash proceeds in any single transaction or series or related transactions are less than $50,000,000), the Facility shall automatically reduce by an amount equal to the cash proceeds (net of (1) the out-of-pocket fees, costs and other expenses incurred by the Borrower or such Subsidiary in connection with such transaction, including, without limitation, all legal fees, brokerage fees, consulting fees, accounting fees, underwriting discounts and commissions and other customary fees, costs and expenses, as applicable, (2) income and other taxes paid or reasonably estimated to be actually payable in connection therewith, (3) the amount of any reserves established by the Borrower to fund any contingent liabilities reasonably expected to arise (as determined in good faith by the Borrower or such Subsidiary) in connection therewith and (4) in the case of a transaction described in clause (ii) above, the principal amount of any indebtedness that is secured by such asset and is required to be repaid in connection with such sale, lease, transfer or other disposition thereof) actually received by the Borrower or such Subsidiary from any such issuance on the tenth Business Day after the date of such receipt.

(d) Section 1 is amended by adding thereto a new clause (j) to read as follows:

(j) The Borrower may, at any time after January 1, 2007 but in any event not more than once, by notice to CNAI and RBS, request that the Facility be increased by an amount of $25,000,000 or an integral multiple of $5,000,000 in excess thereof (each a "Facility Increase") to be effective as of a date that is at least 90 days prior to the scheduled Termination Date (the "Increase Date") as specified in the related notice to CNAI and RBS; provided, however that (i) in no event shall the amount of the Facility at any time exceed $250,000,000 and (ii) on the date of any request by the Borrower for a Facility Increase and on the related Increase Date, (x) the representations and warranties set forth in Article III of the Existing Credit Agreement as incorporated in the Credit Agreement by reference shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date) and (y) the Borrower shall be in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed, and on such date no Event of Default or Default shall have occurred and be continuing. If CNAI and RBS are willing to participate in such requested Facility Increase, each in its sole discretion, CNAI and RBS shall give written notice thereof to the Borrower on or prior to the date specified in the Borrower’s request and on such date, the Facility shall be increased. If either CNAI or RBS is not willing to participate in such requested Facility Increase, the amount of the Facility shall not be increased.

SECTION 2. Conditions of Effectiveness.. This Amendment shall become effective as of the date first above written when, and only when, on or before December 22, 2006 CNAI shall have received counterparts of this Amendment executed by the Borrower and CNAI and RBS, and additionally all of the conditions precedent to the closing date under Section 4.01(a), (b), (c) and (d) of the Existing Credit Agreement shall have been satisfied with respect to this Amendment as if such conditions precedent were set forth in full herein (with appropriate modifications to refer to CNAI and RBS, as the lenders, the Facility, the Credit Agreement and this Amendment).

SECTION 3. Reference to and Effect on the Credit Agreement. a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of CNAI or RBS under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 4. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of CNAI and RBS in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for CNAI and RBS) in accordance with the terms of Section 5(d) of the Credit Agreement.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this

Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HARSCO CORPORATION

By:	/s/ Salvatore D. Fazzolari
Name: Salvatore D. Fazzolari
Title: President, Chief Financial Officer & Treasurer

CITICORP NORTH AMERICA, INC.

/s/ Jeffrey Stern
By Jeffrey Stern
Title: Vice President

THE ROYAL BANK OF SCOTLAND PLC

/s/L. Peter Yetrman
By L. Peter Yetrman
Title: Senior Vice President

FORM OF INCREASE REQUEST

__________, 2007
Citicorp North America, Inc.
399 Greenwich Street
New York, New York 10013
Attention: Christopher Hartzell

The Royal Bank of Scotland plc
101 Park Avenue, 12th Floor
New York, New York 10178
Attention: L. Peter Yetman

Ladies and Gentlemen:

Reference is made to the 364-Day Credit Agreement dated as of December 23, 2005 (as amended by Amendment No. 1 dated as of December 21, 2006, the “Credit Agreement”, terms defined in the Credit Agreement are used herein as therein defined) among you and us. Pursuant to Section 1(j) of the Credit Agreement, we hereby request that, effective as of __________, 2007 (the “Increase Date”), the Facility be increased to $__________, to be shared by each of you in equal amounts. We hereby certify that, as of the date hereof and as of the Increase Date, (x) the representations and warranties set forth in Article III of the Existing Credit Agreement as incorporated in the Credit Agreement by reference shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date) and (y) the Borrower shall be in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed, and on such date no Event of Default or Default shall have occurred and be continuing.

The Facility Increase shall become effective as of the Increase Date when counterparts of this letter shall have executed by both CNAI and RBS. Please indicate your approval of the requested Facility Increase by signing and returning a counterpart of this letter to Susan L. Hobart, Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 on or before the Increase Date.

Very truly yours,

HARSCO CORPORATION

By:
Title

Accepted:

CITICORP NORTH AMERICA, INC.

By:

Title:

THE ROYAL BANK OF SCOTLAND PLC

By:

Title: